UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2011
PRIMUS GUARANTY, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32307	98-0402357

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 441-296-0519
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(d) Primus Guaranty, Ltd. (the “Registrant”) today announced that it has notified The New York Stock Exchange (the “NYSE”) of its intent to voluntarily de-list its common shares, $.08 par value per share (“Shares”), its Preferred Share Purchase Rights to purchase one one-hundredth of a Series A Junior Participating Preferred Share, $0.01 par value per share (“Rights”), and its 7% senior notes due 2036 (“Notes”) from the NYSE and de-register the Shares, Rights and Notes under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection therewith, the Registrant notified the NYSE of its intention to file, on or about December 9, 2011, a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to voluntarily de-list the Shares, Rights and Notes. The Shares, Rights and Notes will continue to be listed on the NYSE through December 19, 2011 and will no longer be listed on the NYSE thereafter. The Registrant anticipates that following de-listing, the Shares, Rights and Notes will be quoted in the OTC Pink market, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading in the Shares and the Notes. The Registrant can provide no assurance that trading in the Shares, Rights or Notes will continue in the OTC Pink or in any other forum.
A copy of the press release announcing the Company’s intention to de-list and de-register the Shares, Rights and Notes is furnished as Exhibit 99.1 hereto. This exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing by the Registrant under the U.S. Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 29, 2011 issued by the Registrant.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.
By:	/s/ Vincent B. Tritto
Vincent B. Tritto
General Counsel (Duly Authorized Officer)

Date: November 29, 2011

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated November 29, 2011 issued by the Registrant.

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